                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                            (Amendment No.        )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14(a)-11(c) or
     Section 240.14a-12

                               Movado Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     5)  Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     ---------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     3)  Filing Party:

     ---------------------------------------------------------------------------

     4)  Date Filed:

     ---------------------------------------------------------------------------

May 26, 1998




Dear Shareholders:


         You are cordially invited to attend the 1998 Annual Meeting of the shareholders of Movado Group, Inc. to be held on Thursday, June 11, 1998 at 10:00 a.m., Eastern Daylight Time, at the offices of Simpson, Thacher & Bartlett located at 425 Lexington Avenue, New York, New York. The official Notice of Meeting, Proxy Statement and form of proxy are enclosed with this letter. The matters listed in the Notice of Meeting are described in the attached Proxy Statement.

         The vote of every shareholder is important and your cooperation in completing, signing and returning your proxy promptly will be appreciated.

         We hope to see you at the Annual Meeting.




Sincerely,




Gedalio Grinberg
Chairman of the Board
And Chief Executive Officer



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN
 YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF
                          MAILED IN THE UNITED STATES.

                               MOVADO GROUP, INC.
                                125 CHUBB AVENUE
                           LYNDHURST, NEW JERSEY 07071

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  June 11, 1998


Notice is hereby given that the Annual Meeting of Shareholders of Movado Group, Inc. will be held on Thursday, June 11, 1998 at 10:00 a.m., Eastern Daylight Time, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York for the following purposes:

         1. To elect seven directors to serve until the next Annual Meeting and until their successors are elected and qualified;

         2. To ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending January 31, 1999;

         3. To act upon a proposal to amend the Company's 1996 Stock Incentive Plan to increase the number of shares of common stock available for issuance thereunder and to modify certain other terms thereof; and

         4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Holders of the Company's Common Stock and Class A Common Stock of record at the close of business on May 8, 1998 are entitled to notice of and to vote at the Annual Meeting of Shareholders or any postponements or adjournments thereof.




Dated:  May 26, 1998                          By order of The Board of Directors



                                              Timothy F. Michno
                                              Secretary and General Counsel




WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               MOVADO GROUP, INC.
                                125 CHUBB AVENUE
                               LYNDHURST, NJ 07071

                                 PROXY STATEMENT

                     INFORMATION CONCERNING THE SOLICITATION

         This proxy statement and the accompanying proxy are being furnished to the shareholders of Movado Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used for voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, June 11, 1998 at 10:00 a.m., Eastern Daylight Time, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York and at any adjournments thereof. It is expected that this proxy statement and the form of proxy will first be sent to shareholders on or about May 26, 1998.

         At the Annual Meeting, the holders of the Company's Common Stock and Class A Common Stock (together the "Capital Stock") will be asked to consider and vote upon the following proposals:

         1. To elect seven directors to serve until the next annual meeting and until their successors are elected and qualified;

         2. To ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending January 31, 1999;

         3. To amend the Company's 1996 Stock Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder and to modify certain other terms thereof; and

        4. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

         The Board of Directors knows of no other business to be presented at the Annual Meeting. If any other business is properly presented, the persons named in the enclosed proxy will have the power to vote all proxies received, and not theretofore revoked, in accordance with the recommendations of the Board of Directors. If the enclosed proxy is properly executed, duly returned to the Company in time for the Annual Meeting and not revoked, your shares will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR the nominees for Directors identified below; FOR the ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for fiscal year 1999; and FOR the proposal to amend the Company's 1996 Stock Incentive Plan.

         Abstentions will be treated as present for purposes of determining a quorum for the Annual Meeting. Proxies returned by brokers as "non-votes" will not be treated as present for purposes of determining the presence of a quorum.

         Any shareholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by: (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

         The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses incurred in such connection.

                          OUTSTANDING VOTING SECURITIES

         The Board of Directors has fixed the close of business on May 8, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only holders of record of the Capital Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On the Record Date there were 9,337,329 shares of Common Stock outstanding and 3,529,029 shares of Class A Common Stock outstanding. Each share of Common Stock is entitled to one vote, and each share of Class A Common Stock is entitled to 10 votes. The holders of a majority in voting power of the outstanding shares of Capital Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote is required to ratify the selection of Price Waterhouse LLP as the Company's independent accountants for fiscal 1999 and to approve the proposal to amend the Company's 1996 Stock Incentive Plan; and the affirmative vote of the holders of a plurality in voting power present in person or represented by proxy and entitled to vote is sufficient for the election of Directors.

                               SECURITY OWNERSHIP
                              OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Class A Common Stock and the Common Stock as of the Record Date (except as otherwise noted in footnotes 4 , 5, 6, 9 and 12) by (i) each shareholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of Class A Common Stock or of the outstanding shares of Common Stock, (ii) each director, (iii) each Named Executive Officer (as hereinafter defined) and (iv) all executive officers and directors as a group. Unless otherwise noted, all shares are beneficially owned by the persons indicated.


                                                                                   PERCENT OF OUTSTANDING
                                                                                   SHARES OF CAPITAL STOCK
                                                                                   -----------------------
                                                  SHARES OF
                                                   CLASS A          SHARES OF
                                                   COMMON            COMMON                                   PERCENT OF
                                                    STOCK             STOCK          CLASS A                    TOTAL
                                                 BENEFICIALLY      BENEFICIALLY      COMMON       COMMON       VOTING
         NAME OF BENEFICIAL OWNER                   OWNED             OWNED           STOCK       STOCK       POWER (1)
-----------------------------------------------------------------------------------------------------------------------
Margaret Hayes Adame ......................              --             1,875           --            *            *
Kenneth J. Adams (2) ......................              --            19,884           --            *            *
Michael J. Bush (3) .......................              --            99,375           --          1.1%           *
The Equitable Companies Incorporated (4)...              --           503,900           --          5.4%         1.1%
FMR Corp. (5) .............................              --         1,013,812           --         10.9%         2.3%
Goldman Sachs & Co. (6) ...................              --           650,324           --          7.0%         1.5%
Efraim Grinberg (7) .......................         842,594           185,127         23.9%         2.0%        19.3%
Gedalio Grinberg (8) ......................       2,018,230            61,377         57.2%           *         45.4%
Alan H. Howard ............................              --               937           --            *            *
Mellon Bank Corporation (9) ...............              --           627,050           --          6.7%         1.4%
Timothy F. Michno(10) .....................              --             8,260           --            *            *
Donald Oresman ............................           1,960                --            *           --            *
Leonard L. Silverstein (11) ...............         436,246            35,323         12.4%           *          9.9%
Thomson Hortsmann & Bryant, Inc. (12) .....              --           687,318           --          7.4%         1.5%
All executive officers and directors as
a group (10 persons) (13) .................       2,862,784           379,884         81.1%         4.0%        65.0%


----------------

*                 DENOTES LESS THAN ONE PERCENT



The address for Messrs. Adams, Bush, G. Grinberg. E. Grinberg, Howard, Michno, Oresman and Silverstein and Ms. Hayes-Adame is c/o Movado Group, Inc., 125 Chubb Avenue, Lyndhurst, New Jersey 07071.

(1) In calculating the percent of total voting power, the voting power of shares of Common Stock (one vote per share) and Class A Common Stock (10 votes per share) has been aggregated.

(2) The total shares of Common Stock reported as beneficially owned by Mr. Adams includes 19,875 shares which he has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan.

(3) The total shares of Common Stock reported as beneficially owned by Mr. Bush includes 82,500 shares which he has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan.

(4) On February 10, 1998 in a joint filing on Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), The Equitable Companies Incorporated ("Equitable") in its capacity as a parent holding company of Alliance Capital Management L.P.; Alpha Assurances Vie Mutuelle ("Alpha"); AXA Assurances I.A.R.D. Mutuelle ("IARD"); AXA Assurances Vie Mutuelle ("Vie") and AXA Courtage Assurance Mutuelle ("Courtage") as a group; and AXA-UAP each reported beneficial ownership of 503,900 shares of Common Stock as of December 31, 1997. Each reporting person reported that it has sole voting power as to 1,200 of such shares, shared voting power as to 502,700 of such shares, sole investment power as to 503,900 of such shares and shared investment power as to none of such shares. Each reporting person reported that all such shares were acquired in the ordinary course of business and not for the purpose, or with the effect, of changing or influencing the control of the Company or in connection with any transaction having such purpose or effect. The addresses of such reporting persons are as follows: Equitable: 1290 Avenue of the Americas, New York, New York 10104; Alpha: 100-101 Terrasse Boieldieu, 92042 Paris La Defense, France; IARD and Vie: 21, rue de Chateaudun, 75009 Paris, France; Courtage: 26, rue Louis le Grand, 75002 Paris, France; AXA-UAP: 23, Avenue Matignon 75009 Paris France.

(5) In a joint filing on Schedule 13G dated February 14, 1998, under the Exchange Act, FMR Corp., through its wholly owned subsidiary, Fidelity Management and Research Company, and Edward C. Johnson 3d and Abigail
         P. Johnson each reported beneficial ownership as of December 31, 1997 of 1,013,812 shares of Common Stock as to which each such reporting person has sole dispositive power. Each reporting person reported having no shared dispositive power as to any of such shares nor any voting power, either sole or shared, as to any such shares. Each such reporting person also reported that all of the shares of Common Stock which it beneficially owns were acquired in the ordinary course of business and not for the purpose or with the effect of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect. The address of each such reporting person is 82 Devonshire Street, Boston, Massachusetts 02109.

(6) On February 14, 1998, in a joint filing on Schedule 13G under the Exchange Act, Goldman Sachs Trust on behalf of Goldman Sachs Small Cap Equity Fund ("GS Equity"), reported beneficial ownership as of December 31, 1997 of 483,812 shares of Common Stock as to which it has shared investment and voting power. The Goldman Sachs Group, L.P. ("Group") and Goldman, Sachs & Co. ("GS & Co.") each reported beneficial ownership of 650,324 shares of Common Stock, including the shares owned by GS Equity. Each of Group and GS & Co. reported that it has shared investment and voting power as to all 650,324 shares of Common Stock. None of Group, GS & Co. or GS Equity reported having sole voting or investment power as to any of the shares of Common Stock, and each reported that all these shares were acquired in the ordinary course of business and not for the purpose, or with the effect, of changing or influencing the control of the Company, or in connection with any transaction having such purpose or effect. The address of Group, and GS & Co., is 85 Broad Street, New York, New York 10004. The address of GS Equity is 1 New York Plaza, New York, New York 10004.

(7) The total number of shares of Class A Common Stock beneficially owned by Mr. Efraim Grinberg includes an aggregate of 281,653 shares held by several trusts for the benefit of Mr. E. Grinberg's siblings and himself, of which trusts Mr. E. Grinberg is sole trustee. As sole trustee, Mr. E. Grinberg has sole investment and voting power with respect to the shares held by such trusts. In addition, the amount of shares of Class A Common Stock reported for Mr. E. Grinberg includes an aggregate of 431,468 shares of Class A Common Stock held by several trusts for the benefit of Mr. E. Grinberg's siblings and himself, of which trusts Mr. E. Grinberg is co-trustee with Mr. Leonard L. Silverstein. As a co-trustee, Mr. E. Grinberg has shared investment and voting power with Mr. Silverstein with respect to the shares of Class A Common Stock held by such trusts. The total number of shares of Common Stock owned by Mr. E. Grinberg includes 55,752 shares of Common Stock held under the Company's Employee Savings and Investment Plan ("401(k) Plan"), the trustees of which are Messrs. Gedalio Grinberg and E. Grinberg, both of whom have shared investment and voting power as to such shares. Mr. E. Grinberg disclaims beneficial ownership as to the 477,107 shares of Class A Common Stock held by the trusts for the benefit of his siblings of which he is trustee or co-trustee and of the 55,752 shares of Common Stock held under the Company's 401(k) Plan except to the extent of his pecuniary interest therein. The total number of shares of Common Stock owned by Mr. E. Grinberg also includes 127,500 shares of Common Stock which he has the right to acquire by the exercise of options under the Company's 1996 Incentive Stock Plan.

(8) The total number of shares of Class A Common Stock beneficially owned by Mr. G. Grinberg includes 4,778 shares of Class A Common Stock owned by The Grinberg Family Foundation, a non-profit corporation of which Mr. G. Grinberg, Sonia Grinberg and Leonard L. Silverstein are the directors and officers and as to which shares these three individuals have shared investment and voting power. The total number of shares of Common Stock owned by Mr. G. Grinberg includes 55,752 shares of Common Stock held under the Company's 401(k) Plan, the trustees for which are Messrs. G. Grinberg and E. Grinberg, both of whom have shared investment and voting power as to such shares. Mr. G. Grinberg disclaims beneficial ownership as to the 4,778 shares of Class A Common Stock owned by The Grinberg Family Foundation and the 55,752 shares of Common Stock owned by the Company's 401(k) Plan except to the extent of his pecuniary interest therein.

(9) On January 23, 1998 in a joint filing on Schedule 13G under the Exchange Act, The Dreyfus Corporation ("Dreyfus"), a subsidiary of Mellon Bank Corporation ("MBC"), reported beneficial ownership of 558,000 shares of Common Stock; and MBC for itself and its subsidiary Mellon Bank, N.A. each reported beneficial ownership of 627,050 shares of Common Stock, including the 558,000 shares owned by Dreyfus. Dreyfus reported that it has sole voting and investment power as to 535,000 shares and shared voting and investment power as to 23,250 shares. MBC and Mellon Bank, N.A. each reported having sole voting and investment power as to 603,800 shares and shared voting and investment power as to 23,250 shares. Each of MBC, Mellon Bank, N.A. and Dreyfus reported that all such shares were acquired in the ordinary course of business and not for the purpose, or with the effect, of changing or influencing the control of the Company or in connection with any transaction having such purpose or effect.

(10) The total number of shares of Common Stock reported as beneficially owned by Mr. Michno includes 8,251 shares which he has the right to acquire by the exercise of options under the Company's 1996 Stock Incentive Plan.

(11) The total number of shares of Class A Common Stock beneficially owned by Mr. Leonard L. Silverstein includes an aggregate of 431,468 shares of Class A Common Stock held by several trusts for the benefit of Mr.
         G. Grinberg's three children, of which trusts Mr. Silverstein is co-trustee with Mr. E. Grinberg, with whom he has shared investment and voting power as to the shares held by such trusts. The total number of shares of Class A Common Stock reported for Mr. Silverstein also includes 4,778 shares of Class A Common Stock owned by The Grinberg Family Foundation, of which Mr. G. Grinberg, his wife and Mr. Silverstein are the directors and officers and as to which shares these three individuals have shared investment and voting power. Mr. Silverstein disclaims beneficial ownership of the shares of Class A Common Stock held by the trusts and The Grinberg Family Foundation.

(12) Thomson Hortsmann & Bryant, Inc. ("TH&B"), in a filing under the Exchange Act on Schedule 13G dated January 27, 1998, reported beneficial ownership of 687,318 shares of Common Stock as to all of which shares it has sole investment power. TH&B also reported that it has sole voting power with respect to 391,458 of such shares and shared voting power as to 9,537 of such shares. TH&B reported that all of the shares of Common Stock which it beneficially owns were acquired in the ordinary course of business and not for the purpose, or with the effect, of changing or influencing control of the Company, or in connection with any transaction having such purpose or effect. The address of TH&B is Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663.

(13) Excludes double counting of shares deemed to be beneficially owned by more than one person. Unless otherwise indicated, the individuals named have sole investment and voting power.




                         ITEM 1 - ELECTION OF DIRECTORS

         Directors hold office until the next annual meeting of shareholders and until the election and qualification of their successors. The Company's By-laws provide that the number of Directors constituting the Board may be changed by action of the Board of Directors, so long as the number is not less than three. The Board currently consists of seven directors. All of the nominees are members of the present Board of Directors. If any nominee for election to the Board of Directors of the Company should be unable to accept nomination or election as a director, which is not expected, the proxies may be voted with discretionary authority for a substitute or substitutes designated by the Board of Directors or the number of Directors constituting the Board may be reduced in accordance with the Company's By-Laws. Directors shall be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote. Abstentions and broker "non-votes" shall not be counted for purposes of the election of directors. THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE NOMINEES LISTED BELOW. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED EXCEPT WHERE AUTHORITY HAS BEEN WITHHELD.



         The following table lists information with respect to the nominees for election as Directors of the Company.



                            NAME                    AGE                       POSITION
                            ----                    ---                       --------
                   Margaret Hayes Adame              58        Director

                   Michael J. Bush                   37        Executive Vice President and Chief
                                                               Operating Officer; Director

                   Efraim Grinberg                   40        President; Director

                   Gedalio Grinberg                  66        Chief Executive Officer and Chairman of
                                                               the Board of Directors

                   Alan H. Howard                    38        Director

                   Donald Oresman                    72        Director

                   Leonard L. Silverstein            76        Director


         There are no family relationships between any of the Company's directors with the exception of Efraim Grinberg, who is the son of Gedalio Grinberg. There are no arrangements between any director and any other person pursuant to which any of them was elected a director.


         Ms. Hayes Adame was elected to the Board of Directors of the Company on September 8, 1993. Ms. Hayes Adame is the President of the Fashion Group International, Inc. which she joined in March 1993. From 1981 to March 1993, Ms. Hayes Adame was a senior vice president and general merchandise manager at Saks Fifth Avenue. She is also a member of the board of directors of International Flavors & Fragrances, Inc.

         Mr. Bush was elected to the Board of Directors in 1996. Mr. Bush joined the Company in August 1995 as Executive Vice President and Chief Operating Officer. From 1991 to 1995, Mr. Bush was the Senior Vice President, Marketing and Strategic Planning for Ross Stores, Inc., a California based retailer. Prior to assuming his position at Ross Stores, Mr. Bush was a Senior Consultant with Bain & Company, Inc., a strategic consulting firm which he joined in 1985.


         Mr. E. Grinberg joined the Company in June 1980 and served as the Company's Vice President of Marketing from February 1985 until July 1986, at which time he was elected to the position of Senior Vice President of Marketing. In 1988, Mr. E. Grinberg was elected to the Board of Directors of the Company. From June 1990 to October 1995, Mr. E. Grinberg served as the Company's President and Chief Operating Officer and since October 1995 has served as the Company's President. Mr. E. Grinberg also serves on the board of directors of the American Watch Association and the Jeweler's Security Alliance.


         Mr. G. Grinberg founded the Company in 1961 and, since then, has served as the Company's Chairman and Chief Executive Officer.


         Mr. Howard was elected to the Board of Directors of the Company in September 1997. Mr. Howard is a Managing Director of Credit Suisse First Boston Corporation, which he joined in 1986. Prior to 1986, Mr. Howard worked with the James River Corporation and the Dixie Products Group of American Can Company.


         Mr. Oresman has served on the Board of Directors of the Company since 1981. He was Executive Vice President and General Counsel of Paramount Communications, Inc., a publishing and entertainment company, from December 1983 until his retirement in March 1994. Prior to December 1983, Mr. Oresman was engaged in the practice of law as a partner of Simpson Thacher & Bartlett where he is now Of Counsel.


         Mr. Silverstein has served on the Board of Directors of the Company since 1975. He has been engaged in the practice of law at Silverstein and Mullens, Washington, D.C., for 40 years. Mr. Silverstein also serves as Vice President and Director of Tax Management, Inc., a wholly owned subsidiary of BNA, Inc., and a director of Chevy Chase Federal Savings Bank. He is a former Vice Chairman and currently honorary trustee of the John F. Kennedy Center for the Performing Arts, Past President of the Alliance Francaise of Washington, a director of the National Symphony Orchestra Association and a trustee of the White House Historical Association.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS
                    AND ITS COMMITTEES; DIRECTOR COMPENSATION

         Messrs. G. Grinberg and E. Grinberg serve on the Executive Committee of the Board of Directors. The Executive Committee of the Board of Directors has, in the intervals between meetings of the Board of Directors, all the authority of the Board of Directors except for those matters that the New York Business Corporation Law reserves to the full Board of Directors. The Executive Committee held one meeting in fiscal 1998.

         Ms. Hayes Adame and Messrs. Howard, Oresman and Silverstein serve on the Compensation Committee of the Board of Directors. The Compensation Committee of the Board of Directors reviews remuneration levels for executive officers of the Company, reviews significant employee benefits programs and establishes and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. The Compensation Committee is comprised solely of non-employee directors. The Compensation Committee held one meeting in fiscal 1998.

         Ms. Hayes Adame and Messrs. Howard, Oresman and Silverstein serve on the Audit Committee of the Board of Directors. The Audit Committee of the Board of Directors recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and the independent accountants' letter of comments and management's responses thereto, any significant accounting changes made or contemplated and the effectiveness and efficiency of the Company's internal accounting staff. In addition, the Audit Committee meets periodically with the Company's Internal Audit staff with respect to internal control issues generally. The Audit Committee is comprised solely of non-employee Directors. The Audit Committee held two meetings in fiscal 1998.

         The Board of Directors held five meetings during fiscal 1998. Every director attended every meeting held by the Board as well as every meeting held by each committee of the Board on which such director served.

         No executive officer of the Company receives any additional compensation for serving the Company as a member of the Board of Directors or any of its committees. Directors who are not executive officers of the Company receive a fee of $3,000 for each Board meeting attended and $1,000 for each committee meeting attended.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ( the "10% Stockholders"), to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the Nasdaq National Market. Executive officers, directors and 10% Stockholders of the Company are required by law to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received or written representations that no other reports were required, the Company believes that, during the last fiscal year, its executive officers, directors and 10% Stockholders complied with all filing requirements under Section 16(a) applicable to them with respect to their beneficial ownership of Capital Stock, except that (i) two reports covering a total of two transactions were filed late by Mr. Gedalio Grinberg, (ii) one report covering one transaction was filed late by Mr. Leonard L. Silverstein, and (iii) a Form 3 report of initial ownership following the appointment of Mr. Alan H. Howard as a Director in September 1997 was filed late.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In August 1995, the Company hired Mr. Michael Bush as Executive Vice President and Chief Operating Officer. Pursuant to its offer of employment, the Company made a $150,000 interest free loan to Mr. Bush to partially compensate Mr. Bush for the loss of certain stock options he forfeited when he left Ross Stores, Inc. to join the Company. Under the terms of a promissory note, as amended, the loan was payable on or before January 31, 1998, provided, however, that so long as Mr. Bush remained at all times an employee of the Company the unpaid principal amount of the loan would be automatically reduced by $75,000 on January 31, 1997 and by an amount equal to the then remaining outstanding principal balance on January 31, 1998. In accordance with the terms of the amended note, the outstanding principal balance of the loan was reduced to $75,000 on January 31, 1997 and to zero on January 31, 1998.

         In fiscal 1996, the Company entered into an agreement with a trust which owns an insurance policy issued on the lives of the Company's Chairman and Chief Executive Officer and his spouse. The insurance policy provides for a death benefit of $27 million. The trustees of the trust are the three children of the Chairman and his spouse, namely, Efraim Grinberg, Alexander Grinberg, and Miriam Grinberg-Phalen. Under the agreement, the trust has assigned the insurance policy to the Company as collateral to secure repayment by the trust of interest free loans to be made annually by the Company to the trust in amounts sufficient for the trust to pay the premiums on the insurance policy (approximately $740,000 per annum). Under the agreement, the trust will repay the loans from the death benefit proceeds of the policy. At January 31, 1998 the Company had loaned the trust $ 1,620,000 under this agreement.

         See "Compensation Committee Interlocks and Insider Participation" for information regarding certain business relationships between the Company and the respective law firms of Messrs. Oresman and Silverstein and the investment banking firm in which Mr. Howard is a Managing Director.

                               EXECUTIVE OFFICERS

         For detailed information concerning Michael Bush, Gedalio Grinberg and Efraim Grinberg, see the listing for each under the heading "Election of Directors" above. The names of the other executive officers of the Company (and their respective ages as of the filing date of this report) are set forth below together with the positions held by each during the past five years.

                  NAME                        AGE                      POSITION
                  ----                        ---                      --------
           Kenneth J. Adams                    40         Senior Vice President and Chief
                                                          Financial Officer

           Timothy F. Michno                   41         Secretary and General Counsel

           Howard Regenbogen                   68         Treasurer and Assistant Secretary

         Mr. Adams, who served as Corporate Controller since coming to the Company in December 1992, was elected Senior Vice President and Chief Financial Officer on April 14, 1995. Before joining the Company, Mr. Adams worked for 12 years at Price Waterhouse LLP where he progressed to the position of Senior Manager, serving clients in the international and middle market arenas.

         Mr. Michno joined the Company in April 1992 and since then has served as its Secretary and General Counsel. He has been engaged in the practice of law for the past 15 years, immediately prior to joining the Company and since 1986, as an associate at the New York firm of Chadbourne & Parke. From 1988 to 1991 he served as a resident outside counsel to Fortune Brands, Inc. (formerly known as American Brands, Inc.), a consumer products company.

         Mr. Regenbogen joined the Company in 1972 as its Controller and has served as Treasurer of the Company since 1987. From September 1994 until April 14, 1995 Mr. Regenbogen served, in addition, as the Company's Chief Financial Officer.

               ITEM 2 - RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         The Board of Directors has appointed Price Waterhouse LLP to be the Company's independent accountants for the year ending January 31, 1999, subject to ratification of such appointment by the Company's shareholders. Price Waterhouse LLP has served as the Company's independent accountants since fiscal year 1977. If the appointment of Price Waterhouse is not approved by the shareholders, or Price Waterhouse LLP ceases to act as the Company's independent accountants, or the Board of Directors removes Price Waterhouse LLP as the Company's independent accountants, the Board will appoint other independent accountants. The engagement of new accountants for periods following the 1998 Annual Meeting will be subject to ratification by the shareholders at that meeting.

         Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR SUCH RATIFICATION. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

              ITEM 3 - PROPOSAL TO AMEND 1996 STOCK INCENTIVE PLAN

         At the Annual Meeting shareholders will be asked to consider and, if deemed advisable, to approve a proposal to amend the Company 1996 Stock Incentive Plan (the "Plan"). Under the Plan, which amended and restated the Company's 1993 Employee Stock Option Plan, officers and executive, managerial and professional employees are provided an equity interest in the Company as a component of compensation in order to link directly their financial interests with those of the Company's shareholders over the long term. Incentive awards under the Plan ("Awards") may be options ("Options"), which may be ISOs or Non ISOs; stock appreciation rights granted in tandem with Options or designated portions thereof, or as independent Awards; or other Awards ("Other Share-Based Awards") that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of shares of the Company's Common Stock (the "Shares"). The aggregate number of Shares available for issuance under the Plan, adjusted for two separate stock splits that occurred in fiscal 1998, is 1,500,000 Shares. Through May 8, 1998, total Awards (including Options exercised, exercisable and unexercisable) representing 1,352,834 Shares had been granted under the Plan. The market value of each Share as of May 8, 1998 was $29.25.

         To further the objectives of the Plan, the Compensation Committee of the Board (the "Committee") recommended that the Board amend the Plan, subject to approval by the Company's shareholders, to (i) increase the number of Shares available for issuance as Awards thereunder from 1,500,000 to 2,000,000; (ii) extend eligibility under the Plan to cover "key" employees of the Company, who may or may not necessarily be officers or executive, managerial or professional employees, and to cover non-employee directors of the Company, who currently are expressly excluded from eligibility under the Plan; and (iii) increase the limit on the total number of Shares that may be issued as Awards to any one Participant from 468,750 to 625,000 Shares which is the same proportion as the proposed increase in the total number of Shares available for issuance under the Plan.

         If the holders of a majority in voting power of the Capital Stock present in person or represented by proxy and entitled to vote at the Annual Meeting approve the foregoing proposed amendments to the Plan (the "Plan Amendments"), such Plan Amendments will thereupon become effective. If such approval by the Company's shareholders is not obtained, the proposed Plan Amendments will not become effective and the Plan will continue as it currently exists. Neither the effectiveness of the proposed Plan Amendments nor the failure to approve them will have any effect on Awards outstanding under the Plan at the time of the Annual Meeting.

         The Plan is administered by the Committee which currently consists of four and will at all times consist of two or more "outside directors" as defined in Section 162 (m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder. To the extent necessary to comply with the rules promulgated under Section 16 of the Exchange Act, each member of the Committee is a "non-employee director" within the meaning of the Exchange Act. The Committee has the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements executed pursuant to the Plan, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan and, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

         The per share exercise price of an Option may not be less than the fair market value of a Share on the date the Option is granted and Options cannot be exercised more than 10 years from the date of grant. Subject to the provisions of the Plan, an Option or designated portion thereof may be exercised by payment of the exercise price in cash through the delivery of Shares with an aggregate fair market value on the date of exercise equal to the exercise price; with the consent of the Committee, through the withholding of Shares issuable upon exercise with an aggregate fair market value on the date of exercise equal to the exercise price; or through the delivery of irrevocable instructions to a broker to deliver promptly to the Company or its designee an amount equal to the exercise price or by any combination of the above methods of payment.

         The Committee may grant a stock appreciation right in conjunction with an Option or designated portion thereof at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option. For purposes of determining the number of Shares available for grants, such a stock appreciation right shall not be deemed an independent Award. The exercise price per Share of a stock appreciation right may not be less than fair market value of a Share on the date the stock appreciation right is granted or, in the case of a stock appreciation right granted in conjunction with an Option or designated portion thereof, the exercise price per Share of the related Option.

         Upon the exercise of a stock appreciation right, the grantee shall be entitled to receive with respect to each Share to which such stock appreciation right related an amount in cash and/or Shares, as the case may be, equal to the excess of (i) the fair market value of a Share on the date of exercise over (ii) the exercise price of the stock appreciation right.

         The Committee may grant, in its sole discretion, other Awards of Shares and Other Share-Based Awards. Certain of such Other Share-Based Awards ("Performance Based Awards") may be granted in a manner that is deductible by an affiliate of the Company under Section 162 (m) of the Code and may be based upon stock price, market share, sales, earnings per share, return on equity or costs.

         Each Award will be non-transferable during the lifetime of the Award grantee provided that in the event Section 16 of the Exchange Act ceases to require Awards to be non-transferable, the Committee may amend the Plan to provide for such transfers.

         The Board of Directors may suspend, amend or terminate the Plan, in whole or in part. No amendment may be made without the approval of the shareholders, however, if such approval is required by the rules under the Exchange Act, or by any regulatory authorities or stock exchanges. Furthermore, no amendment, suspension or termination of the Plan may, without the consent of a grantee, impair any of the rights or obligations under any Award previously granted to such grantee under the Plan.

         Awards under the Plan are authorized by the Committee or by the Board of Directors in its sole discretion. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future. Of the 1,352,834 Shares underlying all Awards granted under the Plan through May 8, 1998 (which excludes an aggregate of 207,456 Shares represented by Options cancelled due to the termination of the employment of the grantees previously holding such Options), Awards for 630,439 Shares had been granted to all executive officers as a group and Awards for 711,197 Shares (all but 11,198 of which were in the form of Options) had been granted to all employees, including all current officers who are not executive officers, as a group. The following Named Executive Officers (as hereinafter defined under the heading "Executive Compensation") have been granted the following Awards through May 8, 1998: Gedalio Grinberg, Chief Executive Officer: none; Efraim Grinberg, President: 262,500 Options; Michael Bush, Executive Vice President, Chief Operating Officer: 255,000 Options, 15,000 Shares and 3,000 restricted Shares; Kenneth J. Adams, Chief Financial Officer:
43,438 Options and 1,000 restricted Shares; Timothy F. Michno, Secretary and General Counsel: 24,063 Options and 500 restricted Shares. All such restricted Shares were granted March 26, 1998 and are subject to 100% vesting on the third anniversary of the date of grant. All Options granted under the Plan through May 8, 1998 to the Named Executive Officers and to all other grantees (except for Options to purchase 25,938 Shares previously granted to one employee the accelerated vesting of which was approved by the Committee) vest 20% per year beginning on the first anniversary of the date of grant and expire on the tenth such anniversary. Exercise prices of such Options range from $6.40 to $26.50 per share. If the proposed Plan Amendments are approved at the Annual Meeting, each of the four current non-employee directors will receive an Option to purchase 1,000 Shares which was granted December 16, 1997 by the Board of Directors, subject to shareholder approval of the Plan Amendments. Such Option will be exercisable immediately upon such approval and will remain valid until the fifth anniversary of the date of grant. The exercise price for each such Option will equal to $22.88 per Share, the market price on the grant date.

         With respect to the United States federal income tax consequences of the Plan, the Company has been advised as follows:

         Under present law, an Award grantee will not realize taxable income upon either the grant or the exercise of an ISO, and the grantee's employer will not receive an income tax deduction at either such time. If the grantee does not dispose of Shares acquired upon exercise of the ISO within either (i) two years after the date of the grant of the ISO or (ii) one year after the date of exercise, a subsequent sale of Shares will be taxed as long-term capital gain (either 20% or 28% depending on the holding period) or loss. If the grantee, within either of the above periods, disposes of Shares acquired upon exercise of ISO, the grantee will generally realize as ordinary income an amount equal to the lesser of (i) the gain realized by the grantee on such disposition or (ii) the excess of the fair market value of the Shares on the date of the exercise over the exercise price. In such event, the grantee's employer generally would be entitled to an income tax deduction equal to the amount recognized as ordinary income by the grantee. Any gain in excess of such amount realized by the grantee as ordinary income would be taxed as short-term or long-term capital gain (depending on the holding period). The difference between the exercise price and the fair market value of the Shares at the time of ISO is exercised will be an adjustment in computing alternative minimum taxable income for the purpose of the alternative minimum tax imposed by Section 55 on the Code.

         Under present law, an Award grantee will not realize taxable income upon the grant of a Non-ISO and the grantee's employer will not receive an income tax deduction at such time. Upon exercise of a Non-ISO, the grantee will generally realize ordinary income in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the exercise price. Upon a subsequent sale of the Shares, the grantee will recognize short-term or long-term capital gain depending upon his or her holding period for the Shares. The grantee's employer is generally allowed an income tax deduction equal to the amount recognized as ordinary income by the grantee.

         Amounts received by the grantee upon the exercise of stock appreciation rights are taxed at ordinary rates when received. The grantee's employer is generally allowed an income tax deduction equal to the amount recognized as ordinary income by the grantee.

         Amounts received by the grantee upon the grant of Other Share-Based Awards are ordinarily taxed at ordinary rates when received. However, if such Awards consist of property subject to restrictions, the amounts generally will not be taxed until the restrictions lapse or until the grantee makes an election under Section 83 (b) of the Code. Subject to Section 162 (m) of the Code, the grantee's employer is generally allowed an income tax deduction, equal to the amount recognized as ordinary income by the participant, at the time such amount is taxed.

         The Plan should allow certain ISOs, Non-ISOs, stock appreciation rights and Performance-Based Awards granted under the Plan to be treated as qualified performance-based compensation under Section 162 (m) of the Code. The Committee may, however, from time to time award compensation that is not deductible under
Section 162 (m) of the Code.

         On March 26, 1998, the Board of Directors of the Company unanimously approved the proposed Plan Amendments. Approval of the proposed Plan Amendments requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of Capital Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSED PLAN AMENDMENTS. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                             EXECUTIVE COMPENSATION

         The following summary compensation table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") during fiscal 1998, 1997, and 1996 (each fiscal year ending January 31) for services rendered in all capacities to the Company and its subsidiaries.




                         SUMMARY COMPENSATION TABLE (1)

                                                                                     Long Term Compensation
                                                     Annual Compensation                     Awards
                                            --------------------------------------   ------------------------
                                                                                                   Number of
                                                                      Other Annual   Restricted   Securities      All Other
         Name and                                                     Compensation  Stock Awards  Underlying     Compensation
    Principal Position           Year       Salary ($)   Bonus ($)        ($)         ($) (2)     Options (#)        ($)
-----------------------------------------------------------------------------------------------------------------------------
Gedalio Grinberg                 1998       650,000       175,000             0         1,000             0       257,262(3)
  Chairman and Chief             1997       650,000       175,000             0        13,500             0       257,870
  Executive Officer              1996       650,000       150,000             0        11,775             0       217,746

Efraim Grinberg                  1998       550,000       150,000             0         9,800        37,500        47,150(4)
  President                      1997       450,000       150,000             0         8,000       150,000        40,950
                                 1996       400,000       125,000             0         8,000             0        38,924

Michael J. Bush                  1998       400,000       125,000             0         6,585        37,500       113,740(5)
  Executive Vice President       1997       350,000       115,000       159,128         7,269             0       119,486
  and Chief Operating            1996       114,423        79,167             0       112,000       187,500             0
  Officer

Kenneth J. Adams                 1998       185,000        55,000             0         1,592         5,625         8,695(6)
  Senior Vice President          1997       165,000        45,000             0         1,722        18,750         8,308
   And Chief Financial           1996       136,539        40,000             0            57             0         1,155
Officer
Timothy F. Michno                1998       175,000        20,000             0         1,535         1,875         7,799(7)
  Secretary and                  1997       160,000        14,000             0         1,600         5,625         8,409
  General Counsel                1996       150,000        12,500             0           390             0         2,454

(1) The column designated by the United States Securities and Exchange Commission ("Commission") for the reporting of Long Term Incentive Plan Payouts has been deleted as no such compensation of a type required to be reported under such column was awarded to, earned by, or paid to any of the Named Executive Officers during the period covered by the table.

2) At January 31, 1998, the aggregate number of share units of restricted stock held by each of the Named Executive Officers and the aggregate value thereof (based on the closing price of the Company's Common Stock as of January 31, 1998) were as follows: Mr. G. Grinberg: 46.51 share units, $1,000; Mr. E. Grinberg: 1,510.41 share units, $32,473.71; Mr.
         Bush: 840.18 share units, $18,063.87; Mr. Adams: 200.13 share units, $4,302.84; and Mr. Michno: 183.21 share units, $3,938.99. All of the share units are phantom stock units awarded under the Company's Deferred Compensation Plan for Executives ("Deferred Compensation Plan"). Such phantom stock units ("Stock Units") vest 20% at the end of each calendar year beginning in the calendar year in which awarded, except that for participants 65 years or older, vesting is 100% at the end of the calendar year in which awarded. Mr. G. Grinberg, who is the only Named Executive Officer 65 years or older, was awarded 46.51 Stock Units through January 31, 1998. Mr. E. Grinberg was awarded 501.26 and
         770.84 Stock Units in calendar years 1996 and 1997, respectively, and
         46.51 Stock Units through January 31, 1998. Mr. Bush was awarded 350.07 and 522.13 Stock Units in calendar years 1996 and 1997, respectively, and 28.63 Stock Units through January 31, 1998. Mr. Adams was awarded
         82.36 and 121.83 Stock Units in calendar years 1996 and 1997, respectively, and 9.93 Stock Units through January 31, 1998. Mr. Michno was awarded 67.25 and 180.0 Stock Units in calendar years 1996 and 1997, respectively, and 6.27 Stock Units through January 31, 1998. No dividends accrue in respect of the Stock Units.

(3) Includes $ 100,312 in total annual premiums paid in respect of certain life insurance policies and one travel accident policy purchased for Mr. G. Grinberg by the Company. Under his arrangement with the Company, Mr. G. Grinberg is entitled to the cash surrender value under these life insurance policies and his beneficiary is entitled to the applicable benefit without, in either event, reimbursement to the Company of any premiums paid by the Company under such policies. Also includes a $ 950 matching contribution made by the Company in respect of fiscal 1998 for the account of Mr. G. Grinberg pursuant to the Company's Employee Savings and Investment Plan ("401(k) Plan"). Also includes $ 92,000 accrued by the Company in respect of a Death and Disability Benefit Plan agreement with Mr. G. Grinberg. See "Contract with Chief Executive Officer" below. Also includes a matching cash contribution of $52,000 and a non-cash contribution of 815.94 Stock Units valued at $ 12,000 (based on the closing prices of the Company's Common Stock on the grant dates) made by the Company for fiscal 1998 to Mr. G. Grinberg's account pursuant the Company's Deferred Compensation Plan.


(4) Represents a $ 950 matching contribution made by the Company in respect of fiscal 1998 for the account of Mr. E. Grinberg pursuant to the Company's 401(k) Plan. Also includes a matching cash contribution of $ 44,000 and a non-cash contribution of 154.17 Stock Units valued at $ 2,200 (based on the closing prices of the Company's Common Stock on the grant dates) for fiscal 1998 to his account under the Company's Deferred Compensation Plan.


(5) Represents a $ 950 matching contribution made by the Company in respect of fiscal 1998 for the account of Mr. Bush pursuant to the Company's 401(k) Plan. Also includes a matching cash contribution of $32,000 and a non-cash contribution of 96.42 Stock Units valued at $1,492 (based on the closing prices of the Company's Common Stock on the grant dates) for fiscal 1998 to his account under the Company's Deferred Compensation Plan. Also includes the forgiveness of $75,000 in principal amount of a $150,000 loan which was made to Mr. Bush in August 1995 to partially compensate Mr. Bush for the loss of certain stock options he forfeited when he left Ross Stores, Inc. to join the Company. Under the terms of a promissory note, as amended, the loan was payable on or before January 31, 1998, provided, however, that so long as Mr. Bush remained at all times an employee of the Company the unpaid principal amount of the loan would be automatically reduced by $75,000 on January 31, 1997 and by an amount equal to the then remaining outstanding balance on January 31, 1998. In accordance with the terms of the amended note, the outstanding principal balance of the loan was reduced to $75,000 on January 31, 1997 and to zero on January 31, 1998. Also includes imputed interest on the loan to Mr. Bush in the amount of $ 4,298.


(6) Represents a $ 950 matching cash contribution made by the Company in respect of fiscal 1998 for the account of Mr. Adams pursuant to the Company's 401(k) Plan. Also includes a matching contribution of $ 7,400 and a non-cash contribution of 22.48 Stock Unites valued at $ 345 (based on the closing prices of the Common Stock on the grant dates) made by the Company in respect of fiscal 1998 for the account of Mr. Adams under the Company's Deferred Compensation Plan.


(7) Represents a $ 449 matching contribution made by the Company in respect of fiscal 1998 for the account of Mr. Michno pursuant to the Company's 401(k) Plan. Also includes a matching cash contribution of $7,000 and a non-cash contribution of 36 Stock Units valued at $ 350 (based on the closing prices of the Company's Common Stock on the grant dates) for fiscal 1998 to his account under the Company's Deferred Compensation Plan.

FISCAL YEAR END OPTION VALUES

The following table shows the number of shares of Common Stock represented by unexercised stock options held by each of the Named Executive Officers as of January 31, 1998. No stock options were exercised in fiscal 1998 by any of the Named Executive Officers.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
                                     TABLE


                                      NUMBER OF SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                                          UNEXERCISED OPTIONS AT                    IN-THE-MONEY OPTIONS
                                            FISCAL YEAR END (#)                    AT FISCAL YEAR END ($)
                                      -------------------------------         --------------------------------
            NAME                       EXERCISABLE     UNEXERCISABLE          EXERCISABLE        UNEXERCISABLE
            ----                       -----------     -------------          -----------        -------------
Gedalio Grinberg...........                   0                 0                      0                   0

Efraim Grinberg............              90,000           172,500              1,188,900           1,914,975

Michael J. Bush............              75,000           150,000              1,052,250           1,894,500

Kenneth J. Adams ..........              15,000            23,438                201,226             260,435

Timothy F. Michno..........               6,750             9,188                 91,935             107,337


CONTRACT WITH CHIEF EXECUTIVE OFFICER

         Under a Death and Disability Benefit Plan Agreement with Mr. G. Grinberg dated September 23, 1994, in the event of Mr. Grinberg's death or disability while employed by the Company, the Company will pay to his spouse, if she is then living, an annual benefit equal to $300,000 (increased each year beginning October 1, 1995 by an amount equal to two percent of the benefit that would have been payable in the prior year). Benefits are payable for the lesser of 10 years or the life of Mr. Grinberg's spouse, and are payable only from the general assets of the Company. Neither Mr. Grinberg nor his spouse may assign the Agreement or any of the benefits payable thereunder and none of the benefits are payable to the estates or any of the heirs of Mr. Grinberg or his spouse.

         The Agreement provides that it automatically terminates in the event of the termination of Mr. Grinberg's employment with the Company for any reason other than his death or disability and further provides that it is not to be considered a contract of employment. For purposes of the Agreement "disability" means the inability of Mr. Grinberg to perform the duties pertaining to his job because of accident, sickness or other illness as determined by a majority of disinterested directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee was at all times during fiscal year 1998 comprised entirely of Directors who at no time were executive officers or employees of the Company. The Compensation Committee for fiscal year 1998 consisted of Margaret Hayes Adame, Donald Oresman and Leonard L. Silverstein until December 16, 1997 at which time Alan H. Howard was also elected to serve on the Committee. Mr. Silverstein is a partner at the law firm of Silverstein & Mullens, and Mr. Oresman is Of-Counsel at the law firm of Simpson Thacher & Bartlett, both of which firms rendered legal services to the Company during fiscal 1998. Mr. Howard is a Managing Director of Credit Suisse First Boston Corporation, which is an investment banking firm that acted as one of the Company's underwriters in its public offering of 1.5 million shares of Common Stock, completed in fiscal 1998.

FISCAL 1998 STOCK OPTION GRANTS

         The following table provides certain information regarding grants of stock options made during fiscal 1998 to the Named Executive Officers pursuant to the Company's 1996 Stock Incentive Plan. All such options become exercisable with respect to 20% of such options on each anniversary of the date of grant thus becoming fully exercisable on the fifth such anniversary (March 26, 2002).



                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                        Grant
                               Individual Grants                                                    Date Value(1)
-----------------------------------------------------------------------------------------------------------------
                                            % of Total
                       Number of              Number
                       Securities          of Securities
                       Underlying           Underlying
                        Options           Options Granted       Exercise or Base                     Grant Date
                        Granted           to Employees in            Price          Expiration      Present Value
Name                      (#)               Fiscal Year              ($/Sh)            Date              ($)
-----------------------------------------------------------------------------------------------------------------
Gedalio Grinberg              0                    0                     --                   --             0

Efraim Grinberg          37,500                17.24                 $13.07       March 26, 2007       237,176

Michael Bush             37,500                17.24                 $13.07       March 26, 2007       237,176

Kenneth J. Adams          5,625                 2.59                 $13.07       March 26, 2007        35,576

Timothy F. Michno         1,875                 0.86                 $13.07       March 26, 2007        11,859



         (1) The grant date present values set forth in the foregoing table were arrived at using the Black-Scholes option pricing model based on the following assumptions: volatility of 38% based on weekly closing prices of the underlying Common Stock for the period ending January 31, 1998; a risk free rate of return equal to 5.6% based on the yield on a U.S. Government Zero Coupon Bond with a maturity equal to the expected term of the option prior to exercise (i.e. 7 years); a dividend yield of 0.4%; a grant date of March 26, 1997. This schedule does not take into account provisions of the options providing for termination of the option following termination of employment, nontransferability or vesting over a period of five years. The dollar amounts under this column are the result of calculations using a certain option pricing model based on the foregoing assumptions and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.

                          COMPENSATION COMMITTEE REPORT

GENERAL

         The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of the four non-employee members of the Board. The Committee is responsible for reviewing and approving the Company's compensation policies affecting senior management, reviewing significant employee benefit programs and reviewing and administering the Company's 1996 Stock Incentive Plan.


COMPENSATION POLICIES AND COMPONENTS OF COMPENSATION

         The compensation policies established by the Company and which were in effect during fiscal year 1998 are designed to enable the Company to attract, retain, motivate and appropriately reward an exceptional group of highly qualified individuals who are expected to contribute to the Company's continued success. The three primary components of executive compensation are salary, cash bonuses and stock based awards, including stock grants and stock options. The Committee reviews each component of executive compensation on an annual basis.

         Base salary levels for members of the Company's senior management team are reviewed by the Committee in light of the Committee's assessment of the responsibilities relative to the position under consideration, as well as each individual's background, training and experience. Annual increases in base salary levels, if warranted, are reviewed with reference to the executive officer's performance and the performance of the Company as a whole. Executive performance is evaluated by the Committee by reference to the extent to which specific individual and departmental goals and objectives are met. These goals and objectives vary from department to department and, within any single department, from individual to individual. Corporate performance is measured by the Committee by reference to the Company's achievement of pre-tax profit goals and pre-tax operating cash flow goals set at the beginning of the fiscal year.

         Cash bonuses, the second key component of executive compensation, are intended to provide incentives to senior management in the short term to achieve certain operating results, which are generally determined at the beginning of the fiscal year and, typically, tied to net income results. By thus placing a significant percentage of each executive officer's compensation at risk, this approach creates a direct incentive for executive officers to achieve desired performance goals. Certain mid-level managers are also eligible to receive bonuses, which are used as an additional, incentive-based element of compensation dependent on corporate performance and individual merit.

         Equity participation is the third key element of the Company's executive compensation program and is afforded to executive officers and certain employees through stock options and/or other stock based awards granted under the Company's 1996 Stock Incentive Plan (the "Incentive Plan"). Options, and to a lesser extent stock awards, have been awarded under the Incentive Plan on the basis of the position held by the grantee, contributions already made by the person meriting recognition and, more importantly, the Company's expectations of the contribution the person will make over the long term to the Company's growth. All options granted under the Incentive Plan have an exercise price equal to the market value of the stock on the date of grant, generally vest cumulatively in five annual installments of 20% and expire ten years from the date of grant. In addition, all shares of Common Stock granted under the Incentive Plan are, in each case, subject to vesting requirements. Thus, option and stock grants are designed to retain executive officers and enhance shareholder value by aligning the financial interests of each executive officer or other key employee with the interests of the Company's shareholders over the long term.

COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR FISCAL 1998

The compensation paid to the Company's Chief Executive Officer ("CEO") in fiscal 1998 consisted primarily of salary and bonus.

The CEO's salary for fiscal 1998 was approved by the Committee on the basis of its subjective evaluation of the CEO's performance for the year and the profitable performance of the Company. The performance measures used by the Committee in making its determination were the continued growth in pre-tax earnings and net sales and increases in operating income and gross margins.

The bonus paid to the CEO for fiscal 1998 was approved by the Committee based upon its assessment of the CEO's individual performance in achieving certain strategic goals, specifically, the continued growth in sales domestically of the Company's manufactured brands, the expansion of the international distribution of Concord and Movado, and the enhancement of shareholder value and the creation of greater trading liquidity. The Committee believes that a substantial portion of the CEO's bonus should be tied to the financial performance of the Company. Therefore, the CEO's bonus for fiscal 1998 was approved, in addition, on the basis of the Company's attainment of certain performance targets, specifically the achievement of earnings per share and net sales results.


POLICY REGARDING DEDUCTIBILITY OF COMPENSATION

         Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to the CEO and the four other most highly compensated executive officers of the Company. No policy determination by the Committee regarding this matter has yet been made.




                                        COMPENSATION COMMITTEE

                                        Margaret Hayes Adame
                                        Alan H. Howard
                                        Donald Oresman
                                        Leonard L. Silverstein

                                PERFORMANCE GRAPH

         The two performance graphs set forth below compare the cumulative total shareholder return of the Company's Common Stock since the date of the Company's public offering (i.e., September 30, 1993) through the fiscal year ended January 31, 1998 with that of the Broad Market (CRSP Total Return Index for the NASDAQ Stock Market) and (i) for the first graph, a peer group index comprised of the following five companies: Swiss Army Brands, Inc., Fossil Inc., Jostens Inc., Tiffany & Co. and Jan Bell Marketing Inc. (the "old peer group"); and, (ii) for the second graph, a peer group index comprised of the following five companies:
Swiss Army Brands, Inc., Fossil Inc., Jostens Inc., Tiffany & Co. and Tag Heuer International S.A. (the "new peer group"). The returns of each company in both the old peer group and the new peer group indexes have been weighted according to the respective issuer's stock market capitalization. Each graph assumes an initial investment of $100 on September 30, 1993 and the reinvestment of dividends (where applicable).

         The difference between the old peer group and the new peer group is the replacement of Jan Bell Marketing Inc. (from the old peer group) with Tag Heuer International S.A. (in the new peer group). The basis for this change is to have a peer group comprised of individual companies that are engaged in primary lines of business that most closely approximate the business of the Company in order to present more meaningful comparative results.

                      FISCAL 1998 COMPARATIVE TOTAL RETURNS
                           MOVADO GROUP, INC., NASDAQ
                   STOCK MARKET AND INDUSTRY (OLD) PEER GROUP
               (PERFORMANCE RESULTS FROM 9/30/93 THROUGH 1/31/98)


                                  [BAR GRAPH]

                                     Legend

Symbol    CRSP Total Returns Index for:           01/29/95  01/31/94  01/31/95  01/31/96  01/31/97  01/30/98
------    -----------------------------           --------  --------  --------  --------  --------  --------
______    Movado Group, Inc.                                    99.1     104.2     134.7     162.7     294.4
 ...--.    Nasdaq Stock Market (US Companies)          91.4     105.1     100.2     141.7     185.7     219.6
------    Self-Determined Peer Group                 127.4      92.2      90.6     118.4     137.9     155.4

Companies in the Self-Determined Peer Group
    FOSSIL INC.                                   JAN BELL MARKETING INC.
    JOSTENS INC.                                  SWISS ARMY BRANDS INC.
    TIFFANY & CO NEW

Notes:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to $100.0 on 09/30/93.

                      FISCAL 1998 COMPARATIVE TOTAL RETURNS
                           MOVADO GROUP, INC., NASDAQ
                   STOCK MARKET AND INDUSTRY (NEW) PEER GROUP
               (PERFORMANCE RESULTS FROM 9/30/93 THROUGH 1/31/98)


                                  [BAR GRAPH]

Symbol    CRSP Total Returns Index for:       01/29/93   01/31/94   01/31/95   01/31/96   01/31/97   01/30/98
------    -----------------------------       --------   --------   --------   --------   --------   --------
______    Movado Group, Inc.                                99.1      104.2      134.7      162.7      294.4
 ...--.    Nasdaq Stock Market (US Companies)    91.4       105.1      100.2      141.7      185.7      219.6
------    Self-Determined Peer Group           115.7        95.7       99.9      132.9      152.3      168.5

Companies in the Self-Determined Peer Group
  FOSSIL INC.                         JOSTENS INC.
  SWISS ARMY BRANDS INC.              TAG HEUER INTL, SA
  TIFFANY & CO. NEW

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 09/30/93.

                    DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Shareholders' proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company no later than January 20, 1999 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                                  OTHER MATTERS

         The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies received and not theretofore revoked in accordance with their best judgment.

         Upon the written request of any record holder or beneficial owner of Common Stock or Class A Common Stock entitled to vote at the Annual Meeting, the Company, without charge, will provide a copy of its Annual Report on Form 10-K for the year ended January 31, 1998, as filed with the Securities and Exchange Commission. Requests should be directed to Howard Regenbogen, Treasurer, Movado Group, Inc., 125 Chubb Avenue, Lyndhurst, New Jersey 07071.




                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Timothy F. Michno
                                        Secretary and General Counsel




Lyndhurst, New Jersey
May 26, 1998



IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              AMENDMENT NUMBER 1 TO
                             MOVADO GROUP, INC. 1996
                              STOCK INCENTIVE PLAN

Movado Group, Inc., a New York corporation (the "Company") hereby adopts this Amendment Number 1 to the Company's 1996 Stock Incentive Plan (the "Plan") effective upon approval by the holders of a majority in voting power of the outstanding shares of common stock and class A common stock of the Company present in person or represented by proxy and entitled to vote at the next annual meeting of shareholders, currently scheduled to be held June 11, 1998.

                  1. Section 3 of the Plan is hereby amended to read in its entirety as follows:

                           "3 Eligibility. Awards under the Plan may be granted to such officers, directors and executive, managerial, professional, or other key employees of the Company or its Affiliates as the Committee shall from time to time in its sole discretion select".

                  2. In Section 4(a) of the Plan, the first sentence thereof is deleted in its entirety and the following is substituted in lieu thereof "Subject to Section 13 (relating to adjustments upon changes in capitalization), the aggregate number of shares of Stock upon which Awards may be based shall not exceed 2,000,000 shares".

                  3. Section 4(b) of the Plan is deleted in its entirety and the following is substituted in lieu thereof:
                           "Subject to Section 13 (relating to adjustments upon changes in capitalization), the total number of shares of Stock available for grants to any one participant of Awards under the Plan shall not exceed 625,000".

Upon the effectiveness of the foregoing amendments to the Plan, all references to the Plan shall be deemed to mean the Plan as amended hereby.

                               MOVADO GROUP, INC.
                            1996 STOCK INCENTIVE PLAN


1.    Purpose.

            (a) The purpose of this Stock Incentive Plan (the "Plan") is to provide for certain officers, directors and key employees of the Movado Group, Inc. (the "Company") and certain of its affiliates an incentive to maintain and enhance the performance and profitability of the Company.

            (b) The Plan is an amendment and restatement of the North American Watch Corporation's 1993 Employee Stock Option Plan (the "1993 Plan"); however all options granted under the 1993 Plan will continue to be governed by the terms of the 1993 Plan and the Award Agreements thereunder.

2.    Administration.

            (a) The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), which Committee shall consist of two or more directors, at least two of whom shall be "outside directors" as defined in Section 162(m) of the Code and the regulations promulgated thereunder, and, to the extent necessary to comply with Rule 16b-3 of the Securities Exchange Act of 1934 (the "Act") or any successor rule thereto, each of whom shall be a "disinterested person" within the meaning of the Act. The members of the Committee may be changed at any time and from time to time in the discretion of, the Board.

            (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements executed pursuant to the Plan, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

            (c) The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive.

            (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder.

            (e) Notwithstanding anything to the contrary contained herein: (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (ii) the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In either of the foregoing events, the term Committee as used herein shall mean the Board.

3.    Eligibility.

            Awards under the Plan may be granted to such officers, directors and executive, managerial or professional employees of the Company or its Affiliates as the Committee shall from time to time in its sole discretion select; provided, that directors who are not employees of either the Company or an affiliate shall not be eligible to receive an Award under the Plan.

4.    Shares of Stock Subject to the Plan.

            (a) Subject to Section 13 (relating to adjustments upon changes in capitalization), the aggregate number of shares of Stock upon which Awards may be based shall not exceed 800,000 shares. The number of shares delivered in full or partial payment of any Option Price (if permitted under Section 5.5(b)(iii)) shall be deducted from the number of shares delivered to the grantee pursuant to such Option for purposes of determining the number of shares acquired pursuant to the Plan. Without limiting the generality of the foregoing, shares of Stock covered by Options, which Options expire, terminate or are canceled for any reason (other than an Option or part thereof, which is canceled as a result of the exercise of a related Stock Appreciation Right) shall again become available for award under the Plan.

            (b) Subject to Section 13 (relating to adjustments upon changes in capitalization), the total number of shares of Stock available for grants to any one participant of (a) Awards under the Plan shall not exceed 250,000.

            (c) Shares of Stock that shall be subject to issuance pursuant to the Plan shall be authorized and unissued or treasury shares of Stock.

            (d) Without limiting the generality of the foregoing, the Committee may, with the grantee's consent, cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award shall satisfy all applicable Plan requirements as of the date such new Award is granted.

5.    Stock Options.

      5.1   Grant of Stock Options.

            The Committee may grant Options to purchase shares of Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

      5.2   Types of Options Under Plan.

            (a) Options granted under the Plan may be either (i) Non-ISOs, or
(ii) ISOs.

            (b) All Options when granted are intended to be Non-ISOs, unless the applicable Award Agreement explicitly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or any portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion) shall be regarded as a Non-ISO appropriately granted under the Plan, provided that such Option (or portion) otherwise meets the Plan's requirements relating to Non-ISOs.

      5.3   Option Price.

            Except as provided in Section 5.7 of the Plan, the Option Price shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted.

      5.4   Period of Exercise.

            The Committee shall determine the dates after which Options may be exercised in whole or in part; provided, however, that an Option shall not be exercised prior to the effective date of the Plan nor later than the Option's Termination Date and, provided, further, that no Option shall be exercisable more than 10 years after the date of grant. The Committee may amend an Option to accelerate the date after which such Option may be exercised in whole or in part. An Option which has not been exercised on or prior to its Termination Date shall be cancelled.

      5.5   Notice of Exercise; Exercise Date.

                (i) An Option shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 5.6.

               (ii) For purposes of the Plan, the "Option Exercise Date" shall be deemed to be the business day on which the written notice of exercise is received by the Company.

      5.6   Payment of Option Price.

            (a) Tender Due Upon Notice of Exercise. Unless the applicable Award Agreement otherwise provides or the Committee in its sole discretion otherwise determines, (i) any written notice of exercise of an Option shall be accompanied by payment of the full purchase price for the shares being purchased and (ii) the grantee shall have no right to receive shares of Stock with respect to an Option exercise prior to the Option Exercise Date.

            (b) Manner of Payment. Payment of the Option Price shall be made in any combination of the following:

                (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee);

               (ii) with the consent of the Committee in its sole discretion, by personal check (subject to collection);

              (iii) if and to the extent provided in the applicable Award Agreement, by delivery of previously acquired shares of Stock owned by the grantee having a Fair Market Value (determined as of the Option Exercise
      Date) equal to the portion of the Option Price being paid thereby;

            (iv) if authorized by the Committee, by delivery of a properly executed exercise notice together with irrevocable instructions to a securities broker (or, in the case of pledges, lender) approved by the Company to, (a) sell shares of Stock subject to the option and to deliver promptly to the Company a portion of the proceeds of such sale transaction on behalf of the exercising participant to pay the Option Price, or (b) pledge shares of Stock subject to the Option to a margin account maintained with such broker or lender, as security for a loan, and such broker or lender, pursuant to irrevocable instructions, delivers to the Company the loan proceeds, at the time of exercise to pay the Option Price; and

            (v) by other means the Committee deems appropriate.

      5.7   Special ISO Requirements.

            In order for a grantee to receive special tax treatment with respect to stock acquired under an Option intended to be an ISO, the grantee of such Option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such Option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of section 424 of the Code), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies. If an

Option granted under the Plan is intended to be an ISO and if the grantee, at the time of grant, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (a) the Option Price per share shall in no event be less than 110% of the Fair Market Value of the Stock on the date of such grant and (b) such Option shall not be exercisable after the expiration of five years after the date such Option is granted.

6.    Stock Appreciation Rights

            (a) Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted (a) independent of an Option or (b) in conjunction with an Option, or portion thereof. A Stock Appreciation Right granted pursuant to clause (b) of the preceding sentence may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option.

            (b) Exercise Price. The exercise price per share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or portion thereof, the Option Price of the related Option.

            (c) Period of Exercise. The Committee shall determine the dates after which Stock Appreciation Rights may be exercised in whole or in part; provided, however, that a Stock Appreciation Right shall not be exercised prior to the effective date of the Plan nor later than the Termination Date of the Stock Appreciation Right. The Committee may amend a Stock Appreciation Right to accelerate the date after which it may be exercised in whole or in part. A Stock Appreciation Right which has not be exercised on or prior to its Termination Date shall be cancelled. A Stock Appreciation Right granted in conjunction with an Option, or portion thereof, shall not be exercised unless such Option, or portion thereof, is otherwise exercisable, and such a Stock Appreciation Right shall be cancelled to the extent the Option to which it relates has been exercised, or has expired, been terminated or been cancelled for any reason.

            (d) Exercise of Stock Appreciation Rights. A Stock Appreciation Right, or portion thereof, shall be exercised in accordance with such procedures as may be established by the Committee. Upon the exercise of a Stock Appreciation Right, the participant or his or her legal representative shall be entitled to receive from the Company with respect to each share of Stock to which such Stock Appreciation Right relates an amount equal to the excess of (a) the Fair Market Value of a share of Common Stock on the date of exercise over
(b) the exercise price of the Stock Appreciation Right. Such amount shall be paid in cash and/or shares of Stock at the discretion of the Committee. The number of shares of Stock, if any, issued as a result of the exercise of a Stock Appreciation Right shall be based on the Fair Market Value of such share of Stock on the date of exercise. Upon the exercise of a Stock Appreciation Right, or portion thereof, granted in conjunction with an Option, or portion thereof, the Option, or portion thereof, to which such Stock Appreciation Right relates shall be deemed in the case of a cash payment to have been cancelled and in the case of a payment of shares of Stock to have been exercised.


7.    Other Share-Based Awards

            Other Awards of Stock and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, shares of Stock may be granted under the Plan in the discretion of the Committee. Such Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more shares of Stock, or the equivalent cash value of such Stock, upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Such Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when such Awards will be made, the number of shares of Stock to be awarded under (or otherwise related to) such Awards, whether such Awards shall be settled in cash, Stock or a combination of cash and Stock, and all other terms and conditions of such Awards. Notwithstanding the foregoing, certain Awards granted under this Section 7 of the Plan may be granted in a manner which is deductible by the Company under Section 162(m) of the Code. Such Awards (the "Performance-Based Awards") shall be based upon stock price, market share, sales, earnings per share, return on equity or costs.

8.    Definitions of Certain Terms.

            (a) The term "1993 Plan" as used herein means the North American Watch Corporation 1993 Employee Stock Option Plan.

            (b) The term "Act" as used herein means the Securities Exchange Act of 1934.

            (c) The term "Affiliate" as used herein means any person or entity, which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

            (d) The term "Award" as used herein means an Option, Stock Appreciation Right or other award granted under the Plan.

            (e) The term "Award Agreement" as used herein has the meaning ascribed to it in Section 21(a).

            (f) The term "Board" as used herein means the Board of Directors of the Company.

            (g) The term "Change in Control" as used herein has the meaning ascribed to it in Section 19(c).

            (h) The term "Code" as used herein means the United States Internal Revenue Code of 1986, as amended.

            (i) The term "Committee" as used herein means the committee appointed by the Board to administer the Plan.

            (j) The term "Company" as used herein means the Movado Group, Inc.

            (k) The term "Consent" as used herein has the meaning ascribed to it in Section 10(b).

            (l) The term "Election Contest" as used herein has the meaning ascribed to it in Section 19(c).

            (m) Except as otherwise determined by the Committee in its sole discretion, the "Fair Market Value" as of any date and in respect of any share of Stock shall be the mean between the high and low prices of a share of Stock as reported on NASDAQ --National Market System if shares of Stock are then trading in such system, or if not, then the mean between the high and low prices of a share of Stock on the principal United States national securities exchange on which shares of Stock are principally trading. In no event shall the Fair Market Value of any share be less than its par value.

            (n) The term "ISO" as used herein means an incentive stock option with the meaning of Section 422 of the Code.

            (o) The term "Non-Control Acquisition" as used herein has the meaning ascribed to it in Section 19(c).

            (p) The term "Non-Control Transaction" as used herein has the meaning ascribed to it in Section 19(c).

            (q) The term "Non-ISO" as used herein means a stock option that is not an ISO.

            (r) The term "Option" as used herein means a stock option granted under the Plan.

            (s) The term "Option Exercise Date" as used herein has the meaning ascribed to it in Section 5.5.

            (t) The term "Option Price" as used herein means the purchase price of one share of Stock under an Option.

            (u) The term "Plan" as used herein means the Movado Group, Inc. 1996 Stock Incentive Plan.

            (v) The term "Plan Action" as used herein has the meaning ascribed to it in Section 10(a).

            (w) The term "Stock" as used herein means common stock, par value $.01 per share, of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

            (x) The term "Stock Appreciation Right" as used herein means a stock appreciation right granted under the Plan.

            (y) The term "Termination Date" as used herein means, with respect to each Award, a date fixed by the Committee.

            (z) The term "Voting Securities" as used herein has the meaning ascribed to it in Section 19(c).

9. Amendment of the Plan; Modification of Options.

            (a) Plan Amendments. The Board may, without shareholder approval, at any time and from time to time, suspend, discontinue or amend the Plan in any respect whatsoever, except that no such amendment shall impair any rights under any Award theretofore granted under the Plan without the consent of the grantee of such Award. Furthermore, except as and to the extent otherwise permitted by
Section 13 or 19 hereof, no such amendment shall, without shareholder approval:

                (i) materially increase, beyond the amounts set forth in Section 4, the number of shares of Stock in respect of which Awards may be issued under the Plan;

               (ii) materially modify the designation in Section 3 of the class of persons eligible to receive Awards under the Plan;

              (iii) provide for the grant of Awards having an Option Price less than 100% of the Fair Market Value of a share of Stock on the date of grant;

               (iv) permit an Option to be exercisable more than 10 years after the date of grant; or

                (v) extend the term of the Plan beyond the period set forth in
      Section 23.

10.   Restrictions.

            (a) Consent Requirements. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, if (i) the Company may make any payment under the Plan in cash, Stock or both and (ii) the Committee determines that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent has been obtained. Certificates representing shares of Stock may bear such legends as the Committee shall deem advisable to reflect restrictions which may be imposed by laws, including without limitation, the Securities Act of 1933.

            (b) Consent Defined. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any Affiliate.

11.   Nontransferability.

            No Award granted to any grantee shall be assignable or transferable by the grantee other than by will or by the laws of descent and distribution. During the lifetime of the grantee, all rights with respect to any Award granted to the grantee shall be exercisable only by the grantee. This Section 11 (or any part thereof) may be altered by the Committee to the extent that it is no longer required under the rules promulgated under Section 16 of the Act or any other law, rule or regulation applicable to the Company.

12.   Withholding Taxes.

            (a) Whenever, under the Plan, shares of Stock are to be delivered pursuant to an Award, the Committee may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid under the Plan, the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Stock under the Plan.

            (b) Without limiting the generality of the foregoing, (i) a grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Stock owned by the grantee having a Fair Market Value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld, and (ii) the Committee may permit any such delivery to be made by withholding shares of Stock from the shares otherwise issuable pursuant to the Award giving rise to the tax withholding obligation (in which event the date of delivery, for an Option, shall be deemed the date such Option was exercised).

13.   Adjustments Upon Changes in Capitalization.

            If (and to the extent) specified by the Committee, the number of shares of Stock that may be issued pursuant to Awards under the Plan, the number of shares of Stock subject to Awards, the exercise price of Options theretofore granted under the Plan and the amount payable by a grantee in respect of an Option shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Stock resulting from the subdivision or combination of shares of Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such shares of Stock effected without receipt of consideration by the Company; provided that any Awards covering fractional shares of Stock resulting from any such adjustment shall be eliminated and provided further that each ISO granted under the Plan shall not be adjusted in a manner that causes such Option to fail to continue to qualify as an ISO within the meaning of section 422 of the Code. Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

14.   Right of Discharge Reserved.

            Nothing in the Plan or in any Award Agreement shall confer upon any person the right to continue in the employment of the Company or an Affiliate or affect any right which the Company or an Affiliate may have to terminate the employment of such person.


15.   No Rights as a Shareholder.

            No grantee or other person shall have any of the rights of a shareholder of the Company with respect to shares of Stock subject to an Option until the issuance of a stock certificate to such-grantee for such shares of Stock. Except as otherwise provided in Section 13, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

16.   Nature of Payments.

            (a) All Awards granted hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.

            (b) No Award shall be considered special incentive payments to the grantee or, unless otherwise determined by the Committee, be taken into account in computing the grantee's salary or compensation for the purposes of determining any benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (ii) any agreement between the Company or any Affiliate and the grantee.

            (c) By accepting an Award under the Plan, the grantee thereby waives any claim to continued exercise of an Option or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided herein or in the applicable Award Agreement, notwithstanding any contrary provision in any written employment contract with the grantee, whether any such contract is executed before or after the grant date of the Award.

17.   Non-Uniform Determinations.

            The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards under the Plan, and (b) the terms and provisions of Awards under the Plan.

18.   Other Payments or Options.

            Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any option, award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

19.   Reorganization.

            (a) In the event that the Company is merged or consolidated with another corporation and, whether or not the Company shall be the surviving corporation, there shall be any change in the shares of Stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a Change of Control (as defined in Section 19(c) below) after the date of the adoption of this Plan or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion, by written notice to a grantee, provide that such grantee's Options will be terminated unless exercised within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice; provided that if the Committee takes such action, the Committee also shall accelerate the dates upon which all outstanding Options of such grantee shall be exercisable. The Committee also may in its discretion by written notice to a grantee provide that all or some of the restrictions on any of his Awards may lapse in the event of a Reorganization Event upon such terms and conditions as the Committee may determine.

            (b) Whenever deemed appropriate by the Committee, the actions referred to in Section 19(a) may be made conditional upon the consummation of the applicable Reorganization Event.

            (c) The term Change of Control means the occurrence during the term of the Plan of:

            (i) The commencement (within the meaning of Rule 14d-2 under the Act) of a tender offer for more than 20% of the Company's outstanding shares of capital stock having ordinary voting power in the election of directors (the "Voting Securities").

            (ii) An acquisition (other than directly from the Company) of any voting securities of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Act) immediately after which such Person has "Beneficial Ownership" (within, the meaning of Rule 13d-3 promulgated under the Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by (A) the Company or
      (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or its Subsidiaries, or (iii) any Person who files in connection with such acquisition a Schedule 13D which expressly disclaims any intention to seek control of the Company and does not expressly reserve the right to seek such control; provided, however, that any amendment to such statement of intent which either indicates an intention or reserves the right to seek control shall be deemed an "acquisition" of the securities of the Company reported in such filing as beneficially owned by such Person for purposes of this paragraph (b).

            (iii) The individuals who, as of June 14, 1996, are members of the Board (the "Incumbent Board"), ceasing for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

            (iv) Approval by stockholders of the Company of:

                  (A) merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction"; i.e., meets each of the requirements described in (A), (B), and (C) below:

                  a) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                  b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation immediately following the consummation of such merger, consolidation or reorganization; and

                  c) no Person other than the Company, any Subsidiary, any
            employee benefit plan (or any trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by the Company, the Surviving Corporation, or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (20%) or more of the then outstanding Voting Securities has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities immediately following the consummation of such merger, consolidation or reorganization.

                  (B) A complete liquidation or dissolution of the Company; or

                  (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to an affiliate).

20.   Governing Law.

            The Plan shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

21.   Award Agreements.

            (a) Awards granted under the Plan shall be evidenced by written agreements, which shall (i) contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole discretion deem necessary or desirable and (ii) be referred to herein as "Award Agreements."

            (b) With respect to Options, each Award Agreement shall set forth the number of shares of Stock subject to the Option granted thereby and the Option Price. The Option Price per share shall not be less than the Fair Market Value of a share of Stock on the date the Option is granted.

22.   Section Headings.

            The section headings contained herein are for convenience only and are not intended to define or limit the contents of said sections.

23.   Effective Date.

            (a) The Plan, as amended and restated herein, shall be deemed adopted and become effective upon the approval thereof by the Board or such other date as the Board shall determine; provided that, notwithstanding any other provision of the Plan, no Option granted under the amended and restated Plan shall be exercisable unless the Plan, is approved, directly or indirectly, by the express consent of shareholders holding at least a majority of the Company's voting stock voting in person or by proxy at a duly held shareholders' meeting within 12 months before or after the date the Plan is adopted.

            (b) No further Awards shall be granted under the Plan on or after the tenth anniversary of the earlier of the date on which it is (1) adopted or
(2) approved by shareholders. All Awards granted under the Plan prior to such tenth anniversary date shall remain in effect until such Options have been exercised or have terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreement.

[MOVADO GROUP, INC. LETTERHEAD]                         NOTICE OF ANNUAL MEETING
                                                             OF SHAREHOLDERS
                                                        TO BE HELD JUNE 11, 1998

Dear Shareholder:

The Annual Meeting of Shareholders of Movado Group, Inc. will be held at 10:00 a.m. on Thursday, June 11, 1998 at the offices of Simpson, Thacher & Bartlett, 425 Lexington Avenue, New York City, for the following purposes:

         1. To elect seven directors to the Board of Directors.
         2. To ratify selection of independent public accountants.
         3. To amend the Company's 1996 Stock Incentive Plan.

Only holders of Common Stock and Class A Common Stock of Movado Group, Inc. of record at the close of business on May 8, 1998 will be entitled to vote at the meeting or any adjournment thereof.

TO BE SURE THAT YOUR VOTE IS COUNTED, WE URGE YOU TO COMPLETE AND SIGN THE PROXY/VOTING INSTRUCTION CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.


                                 BY ORDER OF THE BOARD OF DIRECTORS


May 26, 1998                  TIMOTHY F. MICHNO
                         General Counsel and Secretary

DETACH PROXY CARD HERE

--------------------------------------------------------------------------------
         [________]

1. Election of Directors

FOR all nominees listed below                          [ ]

WITHHOLD AUTHORITY to vote for all nominees            [ ]
listed below.

*EXCEPTIONS                                            [ ]

Nominees: Gedalio Grinberg, Efraim Grinberg, Margaret Hayes-Adame, Michael Bush, Alan H. Howard, Donald Oresman and Leonard L. Silverstein

*Exceptions

--------------------------------------------------------------------------------

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED.

2. To ratify and approve the selection by the Board of Directors of Price Waterhouse LLP as independent public accountants for The Company for the fiscal year ending January 31, 1999.

         FOR   [ ]           AGAINST   [ ]          ABSTAIN  [ ]

3. To approve an amendment to the Company's 1996 Stock Incentive Plan increasing from 1,500,000 to 2,000,000 the number of shares of Common Stock authorized for issuance under the plan and authorizing certain other amendments.

         FOR   [ ]           AGAINST   [ ]          ABSTAIN  [ ]

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Change of Address and
or Comments Mark Here         [ ]

The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Dated:                                , 1998
      --------------------------------

Signature
         -----------------------------------

Signature
         -----------------------------------
Please Sign, Date and Return the Proxy Promptly Using the Enclose Envelope.


VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.    [X]

MOVADO GROUP, INC.
PROXY/VOTING INSTRUCTION CARD
--------------------------------------------------------------------------------

         This proxy is solicited on behalf of the Board of Directors of MOVADO GROUP, INC. for the Annual Meeting on June 11, 1998

         The undersigned appoints Timothy F. Michno and Howard Regenbogen, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Movado Group, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on June 11, 1998, and at any adjournment or postponement thereof, as indicated on the reverse side.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3.

                                   MOVADO GROUP, INC.
                                   P.O. BOX 11346
                                   NEW YORK, N.Y. 10203-0346

(Continued, and to be signed and dated on reverse side.)